EXHIBIT 99.1

Petroleum Helicopters, Inc. Announces Deepwater GoM Contract Award

May 04, 2005 04:55 PM US Eastern Timezone

LAFAYETTE, La.—(BUSINESS WIRE)—May 4, 2005—Petroleum Helicopters, Inc. (“PHI”) (Nasdaq:PHEL) (Nasdaq:PHELK) announced today that the Company was awarded a three-year contract with one two-year option to provide helicopter services for BHP Billiton in the U. S. Gulf of Mexico. The contract is for one new Sikorsky S-92 transport category aircraft and one new Sikorsky S-76C++ aircraft with options for additional aircraft. Financial terms of the transaction are proprietary and were not disclosed.

Al A. Gonsoulin, Chairman/CEO of PHI, said, “We are very pleased with this contract award by BHP Billiton. We believe the S-92 is rapidly becoming the aircraft of choice for deepwater applications. We at PHI appreciate the confidence shown by our customers in our capabilities to support their operations.”

PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas industry, air medical programs and the third-party maintenance business. PHI Common Stock is traded on The Nasdaq SmallCap Market (symbols PHEL and PHELK).